UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2010

CHANGDA INTERNATIONAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-53566 (Commission File Number)	98-0521484 (I.R.S. Employer Identification No.)

10th Floor Chenhong Building No. 301 East Dong Feng Street Weifang, Shandong, People’s Republic of China 261041
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: +86 1586 311 1662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 3, 2010, Changda International Holdings, Inc. (the “Company”) issued promissory notes in the aggregate principal amount of $900,000 to certain accredited investors (the “February 2010 Notes”).  The notes bear interest at 20% and matured on August 3, 2010 (the “Maturity Date”).  On August 6, 2010, holders of an aggregate of $500,000 principal amount of February 2010 Notes informed the Company that they are in default and demanded repayment under the February 2010 Notes.

On October 1, 2010, the Company received notice that on September 27, 2010, holders of an aggregate of $250,000 principal amount of February 2010 Notes filed a complaint (the “Complaint”) in the Supreme Court of the State of New York, County of New York (the “Court”), Index No. 651595/10, against the Company seeking repayment of their respective February 2010 Notes.  As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2010, while the Company had cash and cash equivalents of approximately $8.9mil as of June 30, 2010 (as set forth in the Company’s Form 10-Q for the Quarterly Period Ended June 30, 2010), the Company has encountered difficulties in remitting funds out of the People’s Republic of China (“PRC”).  The Company is currently working on making arrangements to honor its obligations under the February 2010 Notes, either from its PRC operating subsidiaries or otherwise, however, there can be no assurance that any such arrangements will ever materialize or be permissible or sufficient to cover any or all of the obligations under the February 2010 Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGDA INTERNATIONAL HOLDINGS, INC.

Dated: October 6, 2010	By:	/s/ QingRan Zhu
QingRan Zhu
Chief Executive Officer